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                                                                   Exhibit 10.10

                                     FORM OF
                            NONCOMPETITION AGREEMENT

      THIS NONCOMPETITION AGREEMENT (this "Agreement") is dated as of ______________, 2003, by and among Maguire Properties, Inc., a Maryland corporation (the "Company") and Robert F. Maguire III (the "Executive").

      WHEREAS, the Executive and certain other entities directly or indirectly owned or controlled by the Executive entered into a Contribution Agreement, dated as of November 11, 2002 (the "Contribution Agreement"), pursuant to which the Executive agreed to contribute to the Operating Partnership, all of his and their right, title and interest, as a partner or member, in each of the partnerships and limited liability companies which hold an interest in certain office and other properties located in Southern California and Texas (the "Contributed Properties"), in exchange for a limited partnership interest in Maguire Properties, L.P., a Maryland limited partnership (the "Operating Partnership"), the general partner of which is the Company;

      WHEREAS, concurrently with the execution of this Agreement, the Company and the Executive have entered into an employment agreement, pursuant to which the Company has agreed to employ the Executive, and the Executive has agreed to be employed by the Company, as its Co-Chief Executive Officer ("Co-CEO"), and the Executive desires to serve on the Company's Board of Directors as Chairman of the Board ("Chairman") if nominated and elected (the "Employment Agreement"); and

      WHEREAS, the Company and the Executive agree that, in connection with the contribution of the Contributed Properties to the Operating Partnership and the execution of the Employment Agreement and the Executive's employment, the Executive will not engage in competition with the Company pursuant to the terms and conditions hereof.

      NOW, THEREFORE, in furtherance of the foregoing and in exchange for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Noncompetition.

            (a) For as long as the Executive is employed as Co-CEO by the Company (or any successor thereto) or serves as Chairman of the Board of Directors of the Company (or the Board of Directors of any successor to the Company) and for one year after ceasing to serve in either capacity, whichever is later, the Executive shall be prohibited from engaging in Competition (as defined below) with the Company or any of its subsidiaries or affiliates.

            (b) The term "Competition" for purposes of this Agreement shall mean the taking of any of the following actions by the Executive: (i) the conduct, directly or indirectly, of any business involving real property development, acquisition, sale or management, whether such business is conducted by the Executive individually or
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as principal, partner, officer, director, consultant, employee, stockholder or manager of any person, partnership, corporation, limited liability company or any other entity; and (ii) ownership of interests in real property which are competitive, directly or indirectly, with any business carried on by the Company (or any successor thereto) or its subsidiaries or affiliates; provided, however, that the term "Competition" shall be deemed to exclude (A) the Executive's ownership, entitlement, development, financing, management, leasing, marketing, entitlement, sale, transfer or exchange of any of the Executive's interests in any of the properties listed on Schedule A hereto, so long as the Company or any of its subsidiaries or affiliates has the exclusive right to develop, manage or lease such properties (other than the Water's Edge project), (B) the Executive's ownership, entitlement, development, financing, management, leasing, marketing, entitlement, sale, transfer or exchange of any of the Executive's interests in that certain project in the City of Los Angeles, California located at 740 S. Olive, (C) direct or indirect passive ownership interests in the properties and entities listed on Schedule B hereto, (D) the direct or indirect ownership by the Executive of up to five percent of the outstanding equity interests of any public company, (E) residential real estate, and (F) during the one year "tail" period set forth in Section 1(a) only, the Executive's conduct of business or ownership of property in geographical areas other than the geographical areas in which the Company or any of its subsidiaries or affiliates conducts business.

            (c) If the Executive's employment is terminated by the Company without Cause (as defined in the Employment Agreement), by the Executive for Good Reason (as defined in the Employment Agreement) at any time, whether before or after a Change of Control (as defined in the Employment Agreement), or by the Executive for any reason on or within 30 days after the one year anniversary of the effective date of a Change in Control, the prohibitions set forth herein shall lapse on the earlier to occur of (i) the first anniversary of the date of termination of the Executive's employment as Co-CEO or Chairman of the Board, whichever is later, or (ii) the date on which the Executive ceases to receive any cash severance payments or other material severance benefits from the Company under the Employment Agreement.

      2. Specific Performance. The Executive acknowledges that in the event of breach by the Executive of the terms of Section 1 hereof, the remedies at law available to the Company and to the Operating Partnership may be inadequate and the Company and the Operating Partnership shall be entitled to specific performance of this Agreement by the Executive and to enjoin the Executive from any further violation of Section 1 hereof and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law and not otherwise limited by this Agreement. The Executive hereby acknowledges and agrees that the Company shall not be required to post bond as a condition to obtaining or exercising such remedies, and the Executive hereby waives any such requirement or condition.

      3. Attorneys Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, including any
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appeal of such action or proceeding, in addition to any other relief to which that party may be entitled.

      4. Severability. Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this paragraph, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that any other provisions of this Agreement invalid, illegal or unenforceable in any other jurisdiction. Notwithstanding the foregoing, if any provision of this Agreement should be deemed invalid, illegal or unenforceable because its scope or duration is considered excessive, such provision shall be modified so that the scope of the provision is reduced only to the minimum extent necessary to render the modified provision valid, legal and enforceable.

      5. Governing Law. This Agreement shall be governed, construed, interpreted and enforced in accordance with the laws of the State of California, without regard to the conflict of laws principles thereof.

      6. Entire Agreement. This Agreement, together with the Employment Agreement, contains the entire agreement and understanding between the Company, the Operating Partnership and the Executive with respect to the subject matter hereof, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. This Agreement shall not be changed unless in writing and signed by both the Executive and the Board of Directors of the Company.

      7. Assignment. This Agreement may not be assigned by the Executive, but may be assigned by the Company and the Operating Partnership to any successor to its business and will inure to the benefit of and be binding upon any such successor.

      8. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) when personally delivered, (ii) when transmitted by telecopy, electronic or digital transmission with receipt confirmed, (iii) one day after delivery to a nationally recognized overnight air courier guaranteeing next day delivery, or (iv) upon receipt if sent by certified or registered mail. In each case, notice shall be sent to:

      If to the Executive:                  Robert F. Maguire III
                                            c/o Maguire Partners
                                            555 West Fifth Street, Suite 5000
                                            Los Angeles, California 90013
                                            Phone:  (213) 626-3300
                                            Facsimile:  (213) 687-4758

      If to the Company
      and to the Operating Partnership:     Maguire Properties, Inc.
                                            555 West Fifth Street, Suite 5000
                                            Los Angeles, California 90013
                                            Phone:  (213) 626-3300
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                                            Facsimile: (213) 687-4758
                                            Attn: Mark Lammas

      9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      10. Executive's Acknowledgment. The Executive acknowledges (a) that he has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and (b) that he has read and understands this Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.
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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                          Maguire Properties, Inc.,
                                          a Maryland corporation


                                          By:
                                             -----------------------------------
                                                Dallas Lucas
                                                Chief Financial Officer


                                          Maguire Properties, L.P.,
                                          a Maryland limited partnership

                                          By:   Maguire Properties, Inc.,
                                                a Maryland corporation,
                                                Its: General Partner


                                                By:
                                                   -----------------------------
                                                   Dallas Lucas
                                                   Chief Financial Officer


                                          Robert F. Maguire III


                                          --------------------------------------
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                                   SCHEDULE A
                                       TO
                            NONCOMPETITION AGREEMENT

              Properties Excluded from the Noncompetition Agreement

1. That certain parking garage in the City of Los Angeles, California located at the corner of 17th Street and Grand Avenue, commonly referred to as the 17th & Grand garage or the Grand Avenue garage;

2. That certain office and retail project in the City of Santa Monica, California, located at 1733 Ocean Avenue, commonly referred to as 1733 Ocean;

3. That certain office and retail project in the City of Pasadena, California, located at 385 Colorado Boulevard, commonly referred to as Plaza Las Fuentes Phase II;

4. That certain office and retail campus in Westlake, Texas, commonly referred to as Solana (including the undeveloped land located adjacent to the Solana campus, intended for development as subsequent phases of the existing Solana campus); and

5. That certain office and retail project in the County of Los Angeles, California located at the corner of Lincoln Boulevard and Jefferson Boulevard, commonly referred to as Water's Edge.
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                                   SCHEDULE B
                                       TO
                            NONCOMPETITION AGREEMENT

     Passive Properties/Interests Excluded from the Noncompetition Agreement

1. That certain office located in Philadelphia, Pennsylvania, commonly referred to as Commerce Square Phase I;

2. That certain office located in Philadelphia, Pennsylvania, commonly referred to as Commerce Square Phase II;

3.    Playa Capital Company LLC - Promote Interest;

4.    Playa Capital Company LLC - Investment Reimbursement;

5.    Playa Phase I Commercial Land Company, LLC - Promote Interest;

6.    Playa Phase I Commercial Land Company, LLC - Co-Investment Interest;

7.    Playa Phase I Commercial Land Company, LLC - Investment Reimbursement;

8.    Playa Area C Capital Company, LLC - Promote Interest;

9.    Playa Area C Capital Company, LLC - Investment Reimbursement;

10.   Marina Vista Company, LLC - Promote Interest;

11.   Marina Vista Company, LLC - Investment Reimbursement; and

12.   Playa Commercial Debt Company, LLC - Co-Investment Interest.